As filed with the Securities and Exchange Commission on May 7, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE BOEING COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	91-0425694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Riverside Plaza

Chicago, IL 60606-1596

(Address of principal executive offices, including zip code)

The Boeing Company 2003 Incentive Stock Plan

(as Amended and Restated Effective April 28, 2014)

(Full title of the plan)

Michael F. Lohr

Vice President, Assistant General Counsel and Corporate Secretary

The Boeing Company

100 N. Riverside Plaza

Chicago, IL 60606-1596

(312) 544-2000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $5.00 per share	7,000,000	$129.51	$906,570,000	$116,767

(1)	Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. The price per share is estimated to be $129.51, based on the average of the high sales price ($130.40) and the low sales price ($128.61) for the Registrant’s Common Stock as reported on the New York Stock Exchange on May 2, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 7,000,000 shares of the common stock, par value $5.00 per share (“Common Stock”), of The Boeing Company that may be offered and sold under The Boeing Company 2003 Incentive Stock Plan, as amended and restated (the “Plan”).

STATEMENT OF INCORPORATION BY REFERENCE

The contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-107677) filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2003, Registration Statement on Form S-8 (File No. 333-140837) filed with the Commission on February 22, 2007 and Registration Statement on Form S-8 (File No. 333-160752) filed with the Commission on July 23, 2009 are incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on February 14, 2014;

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed with the Commission on April 23, 2014;

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 27, 2014, February 28, 2014, March 11, 2014 and April 30, 2014; and

(d) The description of the Common Stock set forth under the caption “Description of Capital Stock” in the Registrant’s Current Report on Form 8-K filed with the Commission on April 30, 2014, including any amendments or reports filed for the purpose of updating such description.

The Registrant also incorporates by reference the information contained in all other documents the Registrant files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this Registration Statement and prior to the termination of this offering. The information contained in any such document will be considered part of this Registration Statement from the date the document is filed with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

The opinion of counsel with respect to the validity of the Common Stock registered by this Registration Statement is given by Michael F. Lohr, Vice President, Assistant General Counsel and Corporate Secretary of the Registrant. Mr. Lohr is employed by the Registrant, owns shares of Common Stock and holds equity awards under the Plan.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of The Boeing Company dated May 5, 2006 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 1, 2006 (File No. 001-00442))

4.2	By-Laws, as amended and restated on December 16, 2013 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated December 16, 2013 (File No. 001-00442))

5.1	Opinion of Counsel

10.1	The Boeing Company 2003 Incentive Stock Plan, as amended and restated effective April 28, 2014

15.1	Awareness Letter of Deloitte & Touche LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 7th day of May, 2014.

THE BOEING COMPANY

By:	/s/ Gregory D. Smith
Gregory D. Smith
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints W. James McNerney, Jr. and Gregory D. Smith, or either of them, his or her attorneys-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 7th day of May, 2014.

Signature	Title

/s/ W. James McNerney, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
W. James McNerney, Jr.

/s/ Gregory D. Smith	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Gregory D. Smith

/s/ Robert E. Verbeck	Vice President and Corporate Controller (Principal Accounting Officer)
Robert E. Verbeck

/s/ David L. Calhoun	Director
David L. Calhoun

/s/ Arthur D. Collins, Jr.	Director
Arthur D. Collins, Jr.

/s/ Linda Z. Cook	Director
Linda Z. Cook

/s/ Kenneth M. Duberstein	Director
Kenneth M. Duberstein

/s/ Edmund P. Giambastiani, Jr.	Director
Edmund P. Giambastiani, Jr.

/s/ Lawrence W. Kellner	Director
Lawrence W. Kellner

/s/ Edward M. Liddy	Director
Edward M. Liddy

/s/ Susan C. Schwab	Director
Susan C. Schwab

/s/ Ronald A. Williams	Director
Ronald A. Williams

/s/ Mike S. Zafirovski	Director
Mike S. Zafirovski

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of The Boeing Company dated May 5, 2006 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 1, 2006 (File No. 001-00442))

4.2	By-Laws, as amended and restated on December 16, 2013 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated December 16, 2013 (File No. 001-00442))

5.1	Opinion of Counsel

10.1	The Boeing Company 2003 Incentive Stock Plan, as amended and restated effective April 28, 2014

15.1	Awareness Letter of Deloitte & Touche LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)